As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0336636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of Principal Executive Offices)

HCC INSURANCE HOLDINGS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Randy D. Rinicella

Senior Vice President, General Counsel and Secretary

13403 Northwest Freeway

Houston, Texas 77040

(Name and address of agent for service)

(713) 690-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	2,000,000	$44.21	$88,420,000	$12,061

(1)  This Registration Statement shall also cover any additional shares of common stock which become issuable under the HCC Insurance Holdings, Inc. 2013 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of HCC Insurance Holdings, Inc. common stock.

(2)  Calculated solely for purposes of calculating the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price are based upon the average of the high and low prices of common stock of HCC Insurance Holdings, Inc. on August 7, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by HCC Insurance Holdings, Inc. (the “Company”), relating to 2,000,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), which may be issued pursuant to awards under the HCC Insurance Holdings, Inc. Employee Stock Purchase Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information*

Item 2.         Registrant Information and Employee Plan Annual Information*

*                                         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to the instructions to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Certain Documents by Reference

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)                                 The Company’s annual report on Form 10-K filed for the Company’s year ended December 31, 2012, as filed with the Commission on February 28, 2013;

(b)                                 The Company’s quarterly reports on Form 10-Q for the Company’s quarters ended March 31, 2013 and June 30, 2013, as filed with the Commission on May 3, 2013 and August 2, 2013, respectively;

(c)                                  The Company’s Current Reports on Form 8-K filed with the Commission on March 18, 2013, April 30, 2013 and May 23, 2013; and

(d)                                 The description of the Company’s Common Stock set forth in the Company’s Prospectus Supplement, filed with the Commission on November 22, 2005, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties.  The Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law, except for liability:

•                  for any breach of the director’s duty of loyalty to the Company or its stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

•                  under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases and redemptions); or

•                  for transactions from which the director derived improper personal benefit.

The Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”) provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with provisions corresponding to DGCL Section 145. The determination of whether a person is entitled to indemnification is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a majority of the stockholders of the Company. Further, the Company’s Bylaws provide that any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and who desires indemnification shall make written application for such indemnification to the Board of Directors for its determination that indemnification is appropriate, and if so, to what extent.

The Company has entered into indemnification agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections.  The Company is authorized to and does carry directors’ and officers’ insurance providing indemnification for its directors, officers and certain employees for some liabilities.

The foregoing discussion is qualified in its entirety by reference to the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation, Bylaws and indemnification agreements.

The limitation of liability and indemnification provisions in the Company’s Certificate of Incorporation, Bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

Exhibit No.	Description

4.2	Restated Certificate of Incorporation of HCC Insurance Holdings, Inc. (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on August 17, 1998).

4.3	Third Amended and Restated Bylaws of HCC Insurance Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 18, 2013).

4.4	HCC Insurance Holdings, Inc. 2013 Employee Stock Purchase Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from exhibit 5.1).

24	Power of Attorney (contained on signature page hereto).

Item 9.         Undertakings

1.                                      The Company hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                      The Company hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions and arrangements that exist whereby the Company may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 8 day of August, 2013.

HCC INSURANCE HOLDINGS, INC.
(Registrant)

By:	/s/ Christopher J.B. Williams
Christopher J.B. Williams
Chief Executive Officer
(Principal executive officer)

We, the undersigned officers and directors of HCC Insurance Holdings, Inc., do hereby constitute and appoint Christopher J.B. Williams and Randy D. Rinicella, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Christopher J.B. Williams	Chief Executive Officer	August 1, 2013
Christopher J.B. Williams	(Principal Executive Officer)
Director

/s/ Brad T. Irick	Executive Vice President and	August 1, 2013
Brad T. Irick	Chief Financial Officer
(Principal Financial Officer)

/s/ Pamela J. Penny	Executive Vice President and Chief	August 7, 2013
Pamela J. Penny	Accounting Officer
(Principal Accounting Officer)

/s/ Emmanuel T. Ballases	Director	July 30, 2013
Emmanuel T. Ballases

/s/ Judy C. Bozeman	Director	July 30, 2013
Judy C. Bozeman

/s/ Frank J. Bramanti	Director	August 1, 2013
Frank J. Bramanti

/s/ Walter M. Duer	Director	August 8, 2013
Walter M. Duer

/s/ James C. Flagg, Ph.D.	Director	July 31, 2013
James C. Flagg, Ph.D.

/s/ Thomas M. Hamilton	Director	August 1, 2013
Thomas M. Hamilton

/s/ Leslie S. Heisz	Director	July 29, 2013
Leslie S. Heisz

/s/ John N. Molbeck, Jr.	Director	August 1, 2013
John N. Molbeck, Jr.

/s/ Robert A. Rosholt	Director and Chairman of the Board	July 30, 2013
Robert A. Rosholt

/s/ J. Mikesell Thomas	Director	August 6, 2013
J. Mikesell Thomas

EXHIBIT INDEX

Exhibit No.	Description

4.2	Restated Certificate of Incorporation of HCC Insurance Holdings, Inc. (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on August 17, 1998).

4.3	Third Amended and Restated Bylaws of HCC Insurance Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 18, 2013).

4.4	HCC Insurance Holdings, Inc. 2013 Employee Stock Purchase Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from exhibit 5.1).

24	Power of Attorney (contained on signature page hereto).